UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            November 19, 2012

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to (i) the Current Report on Form 8-K filed by the Company on August 15, 2012, reporting that the loan in the outstanding principal amount of $16,214,000 (the “Loan”) from Compass Bank to the Company’s AMREP Southwest Inc. (“ASW”) subsidiary had been purchased by Kappa Lending Group, LLC (“Kappa Lending”), a company organized and wholly-owned by Nicholas G. Karabots, the Vice Chairman of the Company and beneficial owner of more than 40 % of its outstanding Common Stock, and (ii) the Current Report on Form 8-K filed by the Company on August 28, 2012 reporting the execution of documents formally extending the maturity date of the Loan to December 1, 2012.

Kappa Lending and ASW have executed the Third Amendment dated as of November 19, 2012 to the Loan Agreement dated December 17, 2009 and Third Modification dated November 19, 2012 to the Promissory Note dated December 17, 2009 (together, the “Third Loan Amendments”), further amending the terms of the Loan.

The Third Loan Amendments effect a number of changes to the terms of the Loan, which will become effective December 1, 2012, the most significant of which are:

•	The Loan’s maturity date has been extended for five years to December 1, 2017 and the Loan will bear interest at 8-1/2% per annum payable monthly.

•
No payments of principal are required until maturity, except that on a quarterly basis ASW is required to make principal payments in an amount equal to 25% of the net cash from sales of land (as defined) it received in the prior quarter.

•
As additional security for the Loan, Kappa Lending has received a pledge of the stock of ASW’s wholly-owned subsidiary, Outer Rim Investments, Inc., and by December 15, 2012 is to receive a first mortgage on land ASW owns in Rio Rancho, New Mexico that is not presently mortgaged to secure the Loan, which consists of approximately 4,100 acres comprised of approximately 6,200 scattered lots.  Outer Rim Investments, Inc. owns approximately 12,500 acres in Sandoval County, New Mexico, largely comprised of scattered lots, which at present is not being actively offered for sale.

•
A sale transaction by ASW of the newly mortgaged land for more than $50,000 or any land other than land zoned and designated as a residential classification for more than $100,000 requires Kappa Lending’s approval.  Otherwise, Kappa Lending is required to release the lien of its mortgage on any land being sold by ASW in the ordinary course to an unrelated party on terms ASW believed to be commercially reasonable and at a price ASW believed to be not less than the land’s fair market value or, in the case of the newly mortgaged land, its wholesale value, upon receipt of ASW’s certification to such effect.

•
The Loan may be prepaid at any time without penalty except that if the prepayment is in connection with the disposition of ASW or substantially all of its assets there is a prepayment penalty, initially 5% of the amount prepaid with the percentage declining by 1% each year.

•	The covenant requiring ASW to maintain collateral for the Loan with an appraised value that is at least 2-1/2 times the outstanding Loan amount has been eliminated.

Copies of the Third Loan Amendments are included as Exhibits 10.1 and 10.2 to this Current Report.  Such Exhibits are incorporated into these Items 1.01 and 2.03 by reference and their description in these Items is qualified by such reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Third Amendment dated as of November 19, 2012 to Loan Agreement dated December 17, 2009 between AMREP Southwest Inc. and Kappa Lending Group, LLC.
10.2	Third Modification dated November 19, 2012 to the Promissory Note dated December 17, 2009 of AMREP Southwest Inc. payable to Kappa Lending Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP CORPORATION
(Registrant)

By: /s/ Peter M Pizza
Peter M. Pizza, Vice President and
Chief Financial Officer

Date:  November 21, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment dated as of November 19, 2012 to Loan Agreement dated December 17, 2009 between AMREP Southwest Inc. and Kappa Lending Group, LLC.
10.2	Third Modification dated November 19, 2012 to the Promissory Note dated December 17, 2009 of AMREP Southwest Inc. payable to Kappa Lending Group, LLC.